Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Allianz Funds of our report dated August 20, 2020, relating to the financial statements and financial highlights for the funds constituting the Allianz Funds listed in Appendix A (the “Funds”), which appears in the Funds’ Annual Report on Form N-CSR for the year ended June 30, 2020. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 27, 2020

Appendix A

AllianzGI Dividend Value Fund

AllianzGI Emerging Markets Opportunities Fund

AllianzGI Focused Growth Fund

AllianzGI Global Small-Cap Fund

AllianzGI Health Sciences Fund

AllianzGI Income & Growth Fund

AllianzGI International Value Fund

AllianzGI Large-Cap Value Fund

AllianzGI Mid-Cap Fund

AllianzGI Mid-Cap Value Fund

AllianzGI Small-Cap Fund

AllianzGI Small-Cap Value Fund

AllianzGI Technology Fund